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                                                                     Exhibit 7.A
                    [Sutherland Asbill & Brennan Letterhead]

                                 April 24, 2000

Board of Directors
Provident Mutual Life Insurance Company
1050 Westlakes Drive
Berwyn, PA  19312

                  RE: PROVIDENT MUTUAL LIFE INSURANCE COMPANY PROVIDENT MUTUAL VARIABLE LIFE SEPARATE ACCOUNT FILE NO. 33-71763

Directors:


                  We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 1 of the Registration Statement on Form S-6 for Provident Mutual Variable Life Separate Account (File No. 33-71763). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                   Sincerely,

                                   SUTHERLAND ASBILL & BRENNAN LLP




                                   By: /s/ Stephen E. Roth
                                      --------------------
                                      Stephen E. Roth